UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

July 27, 2020

Rite Aid Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-5742	23-1614034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 Hunter Lane, Camp Hill, Pennsylvania 17011

(Address of principal executive offices, including zip code)

(717) 761-2633

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	RAD	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01. Entry Into a Material Definitive Agreement.

Issuance of New Notes

On July 27, 2020, in connection with the settlement of the previously announced offer to exchange (the “Exchange Offer”) up to $1.125 billion aggregate principal amount of Rite Aid Corporation’s (the “Company”) 6.125% Senior Notes due 2023 (the “Old Notes”) for newly issued 8.000% Senior Secured Notes due 2026 (the “New Secured Notes”) and cash, the Company issued $849,918,000 aggregate principal amount of New Secured Notes pursuant to an indenture, dated as of July 27, 2020 (the “New Notes Indenture”), among the Company, the subsidiary guarantors named therein (the “Guarantors”), and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) and as notes collateral agent (the “Notes Collateral Agent”) and paid $238,375,023.15 in cash (including (i) accrued and unpaid interest with respect to the Old Notes accepted for exchange and (ii) a separate cash consent payment in connection with the Consent Solicitation (as defined below)).

The New Secured Notes will bear interest at a rate of 8.000% per annum, payable semi-annually on January 15 and July 15 of each year, beginning on January 15, 2021. The New Secured Notes will mature on November 15, 2026.

At any time on or after January 15, 2023, the Company may redeem the New Secured Notes at its option, in whole or in part, at the redemption prices specified in the New Notes Indenture, plus accrued and unpaid interest, if any, to, but not including, the redemption date. At any time prior to January 15, 2023, the Company may redeem the New Secured Notes at its option, in whole or in part, at a redemption price equal to 100% of the principal amount of the New Secured Notes redeemed plus the Applicable Premium (as defined in the New Notes Indenture) as of, and accrued and unpaid interest, if any, to, but not including, the redemption date. In addition, on or prior to January 15, 2023, the Company may, subject to certain limitations specified in the New Notes Indenture, at its option and on one or more occasions, redeem up to 40% of the aggregate principal amount of the New Secured Notes at a redemption price equal to 108.000% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the redemption date with the net cash proceeds of certain equity offerings. Upon a Change of Control (as defined in the New Notes Indenture), the Company must offer to purchase the New Secured Notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest to, but not including, the date of purchase.

The Company’s obligations under the New Secured Notes are fully and unconditionally guaranteed on a senior secured basis by the same subsidiary guarantors as the Company’s existing credit facilities, the Old Notes and the Company’s 7.500% Senior Secured Notes due 2025 (the “2025 Notes”) and the New Secured Notes are effectively senior to the Old Notes. The New Secured Notes and the related guarantees are secured by substantially all of the Company’s subsidiaries’ assets, including (i) a first-priority lien on the Notes priority collateral, and (ii) a second-priority lien on the ABL priority collateral, which, in each case include assets of PBM entities (other than insurance entities) and also secure the Company’s existing credit facilities and the 2025 Notes.

The New Notes Indenture contains covenants that restrict the ability of the Company and its restricted subsidiaries to: incur or guarantee additional indebtedness; create or incur debt and liens; pay dividends; make redemptions and repurchases of capital stock; make loans and investments; prepay, redeem or repurchase debt; engage in acquisitions, consolidations, asset dispositions, sale-leaseback transactions and affiliate transactions; change its business; amend some of its debt and other material agreements; issue and sell capital stock of subsidiaries; restrict distributions from subsidiaries; and grand negative pledges to other creditors. Under the New Notes Indenture, if the New Secured Notes are assigned an investment grade rating and no default or event of default has occurred and is continuing, certain of these covenants will be suspended. The New Notes Indenture also contains certain affirmative covenants and events of default.

The New Secured Notes have not been registered under the Securities Act of 1933, as amended or the securities laws of any state and may not be offered or sold in the United States absent registration or an exemption from the registration requirements of the Securities Act and applicable state securities laws.

The foregoing description of the New Notes Indenture does not purport to be complete and is qualified in its entirety by reference to the New Notes Indenture, which is as attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Consent Solicitation – Supplemental Indenture

In connection with the Exchange Offer, the Company solicited the consent of the holders of the Old Notes (the “Consent Solicitation”) to adopt certain proposed amendments to the indenture governing the Old Notes (collectively, the “Proposed Amendments”) for a separate cash consent payment. The Proposed Amendments modified the debt and lien covenants in the Old Notes Indenture (as defined below) to provide additional secured debt capacity by creating exemptions for (i) the $600 million of outstanding 2025 Notes and (ii) the New Secured Notes. The Company received the requisite consents from holders of the Old Notes and entered into a supplemental indenture, dated as of June 9, 2020 (the “Supplemental Indenture”) by and among the Company, the Guarantors and the Trustee, to that certain indenture, dated as of April 2, 2015 (as supplemented to date, the “Old Notes Indenture”), among the Company, the guarantors named therein and the Trustee, as supplemented by the supplemental indenture, dated as of August 23, 2018, among the Company, the guarantors named therein and the Trustee and the supplemental indenture, dated as of February 8, 2019, among the Company, the guarantors named therein and the Trustee, governing the Old Notes.

The Supplemental Indenture became effective upon execution thereof by the parties thereto and became operative on July 27, 2020 (the settlement date of the Exchange Offer and Consent Solicitation).

The foregoing summary of the Supplemental Indenture is qualified in its entirety by reference to the full text of the Supplemental Indenture, a copy of which is filed with this Current Report on Form 8-K as Exhibit 4.3 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

4.1	Indenture, dated as of July 27, 2020, among the Company, the subsidiary guarantors party thereto, and the Trustee and the Notes Collateral Agent.

4.2	Form of 8.000% senior secured notes due 2026 (included in Exhibit 4.1).

4.3	Supplemental Indenture, dated as of July 9, 2020, among the Company, the subsidiary guarantors party thereto, and the Trustee, to the indenture, dated as of April 2, 2015, among the Company, the guarantors named therein and the Trustee.

104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: July 27, 2020	By:	/s/ Matthew Schroeder
	Name:	Matthew Schroeder
	Title:	Chief Financial Officer